UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2024

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into an Employment Agreement with Ian Eckert as Chief Financial Officer

On November 1, 2024, the Company entered into an employment agreement (the “Employment Agreement”) with Ian M. Eckert, age 37, pursuant to which Mr. Eckert will be appointed Chief Financial Officer of the Company. Mr. Eckert will begin his employment on a date that is no later than January 6, 2025 (the “Effective Date”).

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Base Salary. Mr. Eckert’s initial annual base salary is $415,000 (“Base Salary”) and will be reviewed at least annually by the Company’s Board of Directors (“Board”). The Company does not have any obligation to increase or decrease the Base Salary.

Bonus. In connection with execution of the Employment Agreement, Mr. Eckert will receive a one-time cash signing bonus of $50,000 payable upon the first regular payroll after the Effective Date. The signing bonus is subject to clawback if, within eighteen (18) months of the Effective Date, Mr. Eckert terminates his employment without Good Reason or the Company terminates his employment for Cause (as defined in the Employment Agreement). In addition, for calendar year 2024, Mr. Eckert’s cash bonus will be $200,000. After 2024, Mr. Eckert will have the opportunity to earn incentive compensation in the form of an annual cash bonus based on performance thresholds and metrics established by the Board or Compensation Committee of the Board. For 2025, the target bonus amount is 75% of his Base Salary.

Equity Compensation. During his employment, Mr. Eckert will be eligible to participate in the Company’s 2019 Equity Incentive Plan, or any successor plan (the “Plan”). For the remainder of calendar year 2024 and for 2025, Mr. Eckert will receive a restricted stock unit (“RSU”) award valued at 50% of Base Salary and a performance share units (“PSU”) award valued at 50% of Base Salary. The RSU will vest in three equal annual installments beginning on the first anniversary of the Effective Date. The PSU will vest based on total shareholder return metrics to be set by the Compensation Committee. Both of the RSU and PSU awards will be subject to Mr. Eckert’s continuous employment with the Company and other customary provisions to be set forth in an award agreement under the Company’s Plan.

Benefits. The Company will provide Mr. Eckert retirement and other employee benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical plan and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Term and Termination. The initial term of the Employment Agreement is for one year from the Effective Date. The initial term automatically extends for additional one-year periods unless either party gives notice not to renew at least 60 days prior to the end of the initial or any renewal term. The Company or Mr. Eckert may terminate the Agreement at any time upon written notice.

Effect of Termination; Severance.

If Mr. Eckert’s employment is terminated by the Company (A) without cause (as defined in the Employment Agreement) or (B) failure by the Company to renew the agreement upon the expiration of any given one-year term, or if Mr. Eckert terminates his employment with good reason (as defined in the Employment Agreement), the Employment Agreement provides that he will receive (i) payment in a lump sum of accrued but unpaid salary and vacation time, (ii) any earned but unpaid bonus, (iii) unreimbursed business expenses and (iv) any such other benefits (including equity compensation) to which he may be entitled to under any employee benefit plan as of the date of termination (collectively, the “Accrued Amounts”). In addition, he will receive a severance payment (i) ranging between 12 to 18 months of his Base Salary (depending on the nature of the termination event), payable over 12 to 18 months and (ii) the Company will pay COBRA continuation coverage for up to twelve (12) months following his termination.

In the event of a termination of employment (i) by the Company for cause, (ii) by Mr. Eckert without good reason, or (iii) in the case of death or disability, Mr. Eckert will be entitled to the Accrued Amounts but will not be entitled to any severance.

Clawbacks. Mr. Eckert’s incentive compensation will be subject to clawback regulations in effect under applicable law or applicable stock exchange listing standards.

Non-Compete and Other Agreements.

In connection with the Employment Agreement, Mr. Eckert also executed a Non-Compete Agreement and Proprietary Rights Agreement that contain customary non-compete, confidentiality and non-solicitation provisions, along with proprietary rights ownership of work product in favor of the Company.

The non-compete provision prohibit Mr. Eckert from engaging in competitive activity in a defined geographic area for a period of either (i) 12 months immediately following the termination of his employment connection with a termination by Mr. Eckert for Good Reason or by the Company without Cause or on account of the Company’s failure to renew the Employment Agreement, or (ii) 24 months immediately following the termination of employment with the Company in connection with a termination by Mr. Eckert without Good Reason or by the Company with Cause. The non-solicitation provisions prohibit Mr. Eckert from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies while Mr. Eckert is employed by the Company and for the same applicable period of time as the non-compete provision after termination of his employment.

Since June 2023, Mr. Eckert has been employed as Vice President, Corporate Controller and Chief Accounting Officer of Alamo Group Inc., a public company traded on the NYSE which manufactures equipment used in the industrial, vegetation, and agricultural markets. Prior to joining Alamo Group, from 2020 to 2023, Mr. Eckert served as Vice President, Finance for AMETEK Inc.'s Electron Microscopy Technologies business based in Pleasanton, California, a public company traded on the NYSE:AME. Prior to 2020, Mr. Eckert held controllership, financial planning and analysis and strategy roles progressing in responsibility at Howmet Aerospace Inc. (formerly Alcoa Inc.). Mr. Eckert holds a B.S. in Finance from Indiana University and an MBA from Carnegie Mellon University.

Status of our Interim Chief Financial Officer

John Bittner, our Interim Chief Financial Officer, whose services we have contracted for with Accordion Partners LLC, a financial consulting firm, will continue in his current capacity until Mr. Eckert assumes his duties as our permanent Chief Financial Officer on the Effective Date. We may continue to engage Mr. Bittner through Accordion Partners to provide transition services for a short period of time after the Effective Date.

Item 8.01 Other Events

On November 7, 2024, the Company issued a press release announcing the appointments of Mr. Eckert as its Chief Financial Officer. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.
10.1	Employment Agreement between Ian M. Eckert and Natural Gas Services Group, Inc. dated November 1, 2024.
99.1	Press Release Addition of a New Director to its Board of Directors November 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	November 1, 2024	By:	/s/ Justin C. Jacobs
Justin C. Jacobs
Chief Executive Officer